Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2015 FINANCIAL RESULTS

Good productivity and lower costs drive solid results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Third quarter 2015 net earnings of $0.17 per share; earnings before items[1] of $0.86 per share
•	Year-to-date same currency EBITDA in Personal Care 16% higher when compared to 2014
•	Completed debt refinancing including a 10-year term loan

Fort Mill, October 30, 2015 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $11 million ($0.17 per share) for the third quarter of 2015 compared to net earnings of $38 million ($0.60 per share) for the second quarter of 2015 and net earnings of $281 million ($4.33 per share) for the third quarter of 2014. Sales for the third quarter of 2015 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $54 million ($0.86 per share) for the third quarter of 2015 compared to earnings before items1 of $39 million ($0.61 per share) for the second quarter of 2015 and earnings before items1 of $61 million ($0.94 per share) for the third quarter of 2014.

Third quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax);
➢	Impairment of property, plant & equipment of $20 million ($12 million after tax); and
➢	Debt refinancing costs of $42 million ($30 million after tax).

Second quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax);
➢	Gain on disposal of property, plant and equipment of $14 million ($11 million after tax); and
➢	Impairment of property, plant & equipment of $18 million ($11 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Third quarter 2014 items:

➢	Deferred tax benefit of $204 million for the settlement of IRS audits, primarily related to Alternative Fuel Tax Credits;
➢	Recognitions of $18 million of deferred Alternative Fuel Tax Credits ($18 million after tax); and
➢	Closure and restructuring costs of $2 million ($2 million after tax).

“We delivered a solid quarter in a steady market environment. We had a good operating performance in Pulp and Paper, particularly during our annual maintenance outages, resulting in strong productivity and lower costs. Our paper shipments are also trending better than forecast due to better demand and lower imports and we continue to position the company to capitalize on opportunities in our key markets,” said John D. Williams, President and Chief Executive Officer. “We remain focused on solid execution in areas such as operational excellence, continuous improvement, and innovation to ensure that we extract maximum value from our assets.”

Mr. Williams added, “In Personal Care, the business continues its earnings progression. Our near-term priority remains on achieving our growth plans, continuing to capture the benefits of our cost savings program, and building out our core capabilities to support and sustain our unique business model. We have plenty yet to do and our focus on execution will continue to be vital.”

QUARTERLY REVIEW

Operating income before items1 was $82 million in the third quarter of 2015 compared to an operating income before items1 of $67 million in the second quarter of 2015. Depreciation and amortization totaled $89  million in the third quarter of 2015.

(In millions of dollars)	3Q 2015	2Q 2015

Sales	$1,292	$1,310
Operating income (loss)
Pulp and Paper segment	54	55
Personal Care segment	18	17
Corporate	(11)	(10)
Total	61	62
Operating income before items[1]	82	67
Depreciation and amortization	89	91

The increase in operating income before items1 in the third quarter of 2015 was the result of lower raw material costs, a favorable exchange rate, lower freight costs, lower costs for planned maintenance and lower selling, general and administrative expense. These factors were partially offset by lower average selling prices, higher other costs, lower volume in pulp and paper and lower productivity.

When compared to the second quarter of 2015, manufactured paper shipments were down 0.5% and pulp shipments decreased 3.5%. The shipments-to-production ratio for paper was 98% in the third quarter of

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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2015, compared to 97% in the second quarter of 2015. Paper inventories increased by 14,000 tons and pulp inventories increased by 36,000 metric tons in September when compared to June levels.

INCOME TAXES

The third quarter 2015 income tax benefit includes a benefit of $4 million related to enacted tax rate changes as well as the impact of the recognition of $5 million of additional tax benefits related to the finalization of certain estimates in connection with the filing of our 2014 tax returns.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $67 million and capital expenditures were $66 million, resulting in free cash flow1 of $1 million for the third quarter of 2015. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at September 30, 2015 compared to 29% at June 30, 2015.

During the quarter, Domtar repurchased $20 million of common stock under its stock repurchase program.

OUTLOOK

Paper should be impacted by seasonality and mix in the fourth quarter while prices for pulp are still expected to remain under pressure. We remain cautious on the short-term pulp outlook due to the strong U.S. dollar. The fourth quarter should benefit from lower maintenance activities in our network while we expect higher input costs due to increased raw material and energy usage due to colder weather. Personal Care results are expected to continue to benefit from market growth and cost savings from its new manufacturing platform.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2015 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2015 earnings results on February 5, 2016 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products, including communication papers, specialty and packaging papers, and absorbent hygiene products. The foundation of our business is a network of world-class wood fiber-converting assets that produce papergrade, fluff and specialty pulp. The majority of our pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer and manufacturer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice®, EarthChoice® and Xerox® Paper and Specialty Media. Domtar is also a marketer and producer of a broad line of absorbent hygiene products marketed primarily under the Attends®, IncoPack® and Indasec® brand names. In 2014, Domtar had sales of $5.6 billion from some 50 countries. The Company employs approximately 9,800 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2014 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	1,092	1,186	3,348	3,514
Personal Care	214	231	648	698
Total for reportable segments	1,306	1,417	3,996	4,212
Intersegment sales	(14)	(12)	(46)	(28)
Consolidated sales	1,292	1,405	3,950	4,184
Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	75	79	224	241
Personal Care	14	17	46	50
Total for reportable segments	89	96	270	291
Impairment and write-down of property, plant and equipment - Pulp and Paper	20	—	57	—
Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	109	96	327	291

Operating income (loss)[1]
Pulp and Paper	54	101	184	264
Personal Care	18	12	45	38
Corporate	(11)	7	(35)	(24)
Consolidated operating income	61	120	194	278
Interest expense, net	64	25	115	76
(Loss) earnings before income taxes	(3)	95	79	202
Income tax benefit	(14)	(186)	(6)	(158)
Net earnings	11	281	85	360
Per common share (in dollars)
Net earnings
Basic	0.17	4.34	1.34	5.55
Diluted	0.17	4.33	1.34	5.54
Weighted average number of common shares outstanding (millions)
Basic	62.9	64.8	63.4	64.9
Diluted	63.0	64.9	63.5	65.0
Cash flows provided from operating activities	67	203	316	448
Additions to property, plant and equipment	66	56	202	157

1 As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation. (Previously reported numbers for Operating income (loss) for the three and nine months ended September 30, 2014 are as follows; Pulp and Paper: $109M and $247M, respectively, Personal Care: $13M and $42M, respectively, Corporate: $(2)M and $(11)M, respectively).

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
	(Unaudited)
	$	$	$	$

Sales	1,292	1,405	3,950	4,184
Operating expenses
Cost of sales, excluding depreciation and amortization	1,026	1,105	3,140	3,316
Depreciation and amortization	89	96	270	291
Selling, general and administrative	95	99	294	313
Impairment and write-down of property, plant and equipment	20	—	57	—
Closure and restructuring costs	1	2	3	3
Other operating income, net	—	(17)	(8)	(17)
	1,231	1,285	3,756	3,906
Operating income	61	120	194	278
Interest expense, net	64	25	115	76
(Loss) earnings before income taxes	(3)	95	79	202
Income tax benefit	(14)	(186)	(6)	(158)
Net earnings	11	281	85	360
Per common share (in dollars)
Net earnings
Basic	0.17	4.34	1.34	5.55
Diluted	0.17	4.33	1.34	5.54
Weighted average number of common shares outstanding (millions)
Basic	62.9	64.8	63.4	64.9
Diluted	63.0	64.9	63.5	65.0

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30,	December 31,
	2015	2014
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	128	174
Receivables, less allowances of $10 and $6	617	628
Inventories	751	714
Prepaid expenses	25	25
Income and other taxes receivable	17	54
Deferred income taxes	82	75
Total current assets	1,620	1,670
Property, plant and equipment, at cost	8,714	8,909
Accumulated depreciation	(5,842)	(5,778)
Net property, plant and equipment	2,872	3,131
Goodwill	546	567
Intangible assets, net of amortization	616	661
Other assets	135	156
Total assets	5,789	6,185
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	1	10
Trade and other payables	721	721
Income and other taxes payable	23	26
Long-term debt due within one year	42	169
Total current liabilities	787	926
Long-term debt	1,245	1,181
Deferred income taxes and other	744	810
Other liabilities and deferred credits	354	378
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,966	2,012
Retained earnings	1,154	1,145
Accumulated other comprehensive loss	(462)	(268)
Total shareholders' equity	2,659	2,890
Total liabilities and shareholders' equity	5,789	6,185

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the nine months ended
	September 30, 2015	September 30, 2014
	(Unaudited)
	$	$
Operating activities
Net earnings	85	360
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	270	291
Deferred income taxes and tax uncertainties	(50)	(202)
Impairment and write-down of property, plant and equipment	57	—
Net gains on disposal of property, plant and equipment	(15)	—
Stock-based compensation expense	5	3
Other	4	1
Changes in assets and liabilities, excluding the effects of acquisition of business
Receivables	(11)	21
Inventories	(70)	(22)
Prepaid expenses	(3)	(4)
Trade and other payables	8	(22)
Income and other taxes	30	22
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	2	—
Other assets and other liabilities	4	—
Cash flows provided from operating activities	316	448
Investing activities
Additions to property, plant and equipment	(202)	(157)
Proceeds from disposals of property, plant and equipment and sale of business	35	1
Acquisition of business, net of cash acquired	—	(546)
Other	9	5
Cash flows used for investing activities	(158)	(697)
Financing activities
Dividend payments	(75)	(60)
Stock repurchase	(50)	(19)
Net change in bank indebtedness	(9)	(13)
Change in revolving bank credit facility	75	(160)
Proceeds from receivables securitization facilities	—	90
Payments on receivables securitization facilities	—	(108)
Issuance of long-term debt	300	—
Repayment of long-term debt	(439)	(4)
Other	1	4
Cash flows used for financing activities	(197)	(270)
Net decrease in cash and cash equivalents	(39)	(519)
Impact of foreign exchange on cash	(7)	(2)
Cash and cash equivalents at beginning of period	174	655
Cash and cash equivalents at end of period	128	134
Supplemental cash flow information
Net cash payments for:
Interest (including $40 million of redemption premiums in 2015)	121	70
Income taxes paid, net	16	32

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles ("GAAP") financial metrics identified in bold as "Earnings before items", "Earnings before items per diluted share", "EBITDA", "EBITDA margin", "EBITDA before items", "EBITDA margin before items", "Free cash flow", "Net debt" and "Net debt-to-total capitalization." Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates "Earnings before items" and "EBITDA before items" by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2015				2014
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	36	38	11	85	39	40	281	71	431
(+)	Impairment and write-down of property, plant and equipment	($)	12	11	12	35	—	—	—	2	2
(+)	Closure and restructuring costs	($)	1	1	1	3	1	—	2	18	21
(-)	Net gains on disposal of property, plant and equipment	($)	(1)	(11)	—	(12)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	2	—	—	—	2
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	—	(18)	—	(18)
(+)	Debt refinancing costs	($)	—	—	30	30	—	—	—	—	—
(-)	Internal Revenue Service audit settlement items	($)	—	—	—	—	—	—	(204)	—	(204)
(=)	Earnings before items	($)	48	39	54	141	42	40	61	91	234
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	63.9	63.7	63.0	63.5	65.0	65.1	64.9	64.4	64.9
(=)	Earnings before items per diluted share	($)	0.75	0.61	0.86	2.22	0.65	0.61	0.94	1.41	3.61

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	36	38	11	85	39	40	281	71	431
(+)	Income tax expense (benefit)	($)	9	(1)	(14)	(6)	15	13	(186)	(12)	(170)
(+)	Interest expense, net	($)	26	25	64	115	25	26	25	27	103
(=)	Operating income	($)	71	62	61	194	79	79	120	86	364
(+)	Depreciation and amortization	($)	90	91	89	270	99	96	96	93	384
(+)	Impairment and write-down of property, plant and equipment	($)	19	18	20	57	—	—	—	4	4
(-)	Net gains on disposal of property, plant and equipment	($)	(1)	(14)	—	(15)	—	—	—	—	—
(=)	EBITDA	($)	179	157	170	506	178	175	216	183	752
(/)	Sales	($)	1,348	1,310	1,292	3,950	1,394	1,385	1,405	1,379	5,563
(=)	EBITDA margin	(%)	13%	12%	13%	13%	13%	13%	15%	13%	14%
	EBITDA	($)	179	157	170	506	178	175	216	183	752

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

(-)	Alternative fuel tax credits	($)	—	—	—	—	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	1	1	1	3	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	—	—	—	3	—	—	—	3
(=)	EBITDA before items	($)	180	158	171	509	182	175	200	208	765
(/)	Sales	($)	1,348	1,310	1,292	3,950	1,394	1,385	1,405	1,379	5,563
(=)	EBITDA margin before items	(%)	13%	12%	13%	13%	13%	13%	14%	15%	14%

Reconciliation of "Free cash flow" to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	127	122	67	316	141	104	203	186	634
(-)	Additions to property, plant and equipment	($)	(70)	(66)	(66)	(202)	(45)	(56)	(56)	(79)	(236)
(=)	Free cash flow	($)	57	56	1	114	96	48	147	107	398

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	6	1	1		8	15	3	10
(+)	Long-term debt due within one year	($)	169	169	42		15	7	170	169
(+)	Long-term debt	($)	1,179	1,178	1,245		1,490	1,410	1,202	1,181
(=)	Debt	($)	1,354	1,348	1,288		1,513	1,432	1,375	1,360
(-)	Cash and cash equivalents	($)	(183)	(207)	(128)		(130)	(85)	(134)	(174)
(=)	Net debt	($)	1,171	1,141	1,160		1,383	1,347	1,241	1,186
(+)	Shareholders' equity	($)	2,710	2,761	2,659		2,771	2,826	2,938	2,890
(=)	Total capitalization	($)	3,881	3,902	3,819		4,154	4,173	4,179	4,076
	Net debt	($)	1,171	1,141	1,160		1,383	1,347	1,241	1,186
(/)	Total capitalization	($)	3,881	3,902	3,819		4,154	4,173	4,179	4,076
(=)	Net debt-to-total capitalization	(%)	30%	29%	30%		33%	32%	30%	29%

"Earnings before items", "Earnings before items per diluted share", "EBITDA", "EBITDA margin", "EBITDA before items", "EBITDA margin before items", "Free cash flow", "Net debt" and "Net debt-to-total capitalization" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2015

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)(1)	($)	75	55	54	—	184	10	17	18	—	45	(14)	(10)	(11)	—	(35)	71	62	61	—	194
(+)	Impairment and write-down of property, plant and equipment	($)	19	18	20	—	57	—	—	—	—	—	—	—	—	—	—	19	18	20	—	57
(-)	Net gains on disposal of property, plant and equipment	($)	—	(14)	—	—	(14)	—	—	—	—	—	(1)	—	—	—	(1)	(1)	(14)	—	—	(15)
(+)	Closure and restructuring costs	($)	—	1	1	—	2	1	—	—	—	1	—	—	—	—	—	1	1	1	—	3
(=)	Operating income (loss) before items	($)	94	60	75	—	229	11	17	18	—	46	(15)	(10)	(11)	—	(36)	90	67	82	—	239

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	94	60	75	—	229	11	17	18	—	46	(15)	(10)	(11)	—	(36)	90	67	82	—	239
(+)	Depreciation and amortization	($)	74	75	75	—	224	16	16	14	—	46	—	—	—	—	—	90	91	89	—	270

(=)	EBITDA before items	($)	168	135	150	—	453	27	33	32	—	92	(15)	(10)	(11)	—	(36)	180	158	171	—	509
(/)	Sales	($)	1,146	1,110	1,092	—	3,348	218	216	214	—	648	—	—	—	—	—	1,364	1,326	1,306	—	3,996
(=)	EBITDA margin before items	(%)	15%	12%	14%	—	14%	12%	15%	15%	—	14%	—	—	—	—	—	13%	12%	13%	—	13%

"Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2014

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as "Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)(2)	($)	89	74	101	88	352	14	12	12	11	49	(24)	(7)	7	(13)	(37)	79	79	120	86	364
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	—	—	—	—	—	—	—	(18)	—	(18)	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	—	—	2	25	27	1	—	—	—	1	—	—	—	—	—	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3	—	—	—	—	—	3	—	—	—	3
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	4	4	—	—	—	—	—	—	—	—	—	—	—	—	—	4	4
(=)	Operating income (loss) before items	($)	89	74	103	117	383	18	12	12	11	53	(24)	(7)	(11)	(13)	(55)	83	79	104	115	381

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	89	74	103	117	383	18	12	12	11	53	(24)	(7)	(11)	(13)	(55)	83	79	104	115	381
(+)	Depreciation and amortization	($)	83	79	79	78	319	16	17	17	15	65	—	—	—	—	—	99	96	96	93	384

(=)	EBITDA before items	($)	172	153	182	195	702	34	29	29	26	118	(24)	(7)	(11)	(13)	(55)	182	175	200	208	765
(/)	Sales	($)	1,168	1,160	1,186	1,160	4,674	233	234	231	230	928	—	—	—	—	—	1,401	1,394	1,417	1,390	5,602
(=)	EBITDA margin before items	(%)	15%	13%	15%	17%	15%	15%	12%	13%	11%	13%	—	—	—	—	—	13%	13%	14%	15%	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

(2) As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2015				2014
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,146	1,110	1,092	3,348	1,168	1,160	1,186	1,160	4,674
Operating income (a)	($)	75	55	54	184	89	74	101	88	352
Depreciation and amortization	($)	74	75	75	224	83	79	79	78	319
Impairment and write-down of property, plant and equipment	($)	19	18	20	57	—	—	—	4	4

Paper
Paper Production	('000 ST)	808	806	794	2,408	801	786	758	777	3,122
Paper Shipments - Manufactured	('000 ST)	804	783	779	2,366	807	779	777	785	3,148
Communication Papers	('000 ST)	669	653	648	1,970	681	647	649	660	2,637
Specialty and Packaging	('000 ST)	135	130	131	396	126	132	128	125	511
Paper Shipments - Sourced from 3rd parties	('000 ST)	35	29	35	99	47	42	46	35	170
Paper Shipments - Total	('000 ST)	839	812	814	2,465	854	821	823	820	3,318
Pulp
Pulp Shipments(b)	('000 ADMT)	350	345	333	1,028	318	336	367	370	1,391
Hardwood Kraft Pulp	(%)	9%	8%	8%	8%	12%	11%	12%	11%	12%
Softwood Kraft Pulp	(%)	65%	65%	65%	65%	58%	63%	63%	60%	61%
Fluff Pulp	(%)	26%	27%	27%	27%	30%	26%	25%	29%	27%

Personal Care Segment
Sales	($)	218	216	214	648	233	234	231	230	928
Operating income(a)	($)	10	17	18	45	14	12	12	11	49
Depreciation and amortization	($)	16	16	14	46	16	17	17	15	65

Average Exchange Rates	$US / $CAN	1.241	1.229	1.309	1.260	1.103	1.091	1.089	1.136	1.105
	$CAN / $US	0.806	0.813	0.764	0.794	0.906	0.917	0.918	0.881	0.906
	€ / $US	1.126	1.106	1.112	1.115	1.370	1.371	1.324	1.249	1.329

(a)  As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

(b)  Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term "ST" refers to a short ton and the term "ADMT" refers to an air dry metric ton.